Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

SOHU.COM INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Sohu.com Inc. (the “Corporation”) in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of the registered agent at such office shall be The Corporation Trust Company.

SECTION 2. Other Offices. The Corporation may also have offices at such other places either within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine.

ARTICLE II

Meetings of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such hour and place as the Board may determine on the second Tuesday in May of each year or on such other date as the Board may determine. The Corporation may postpone, recess adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board or by the Chief Executive Officer, and such meeting shall be held on such date and at such place and hour as is designated in the notice thereof. Any power of stockholders to call a special meeting is specifically denied. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Corporation may postpone, recess adjourn, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

SECTION 3. Notice of Meetings; Adjournments. Except as otherwise expressly required by these By-laws, the Certificate of Incorporation or by law, notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears on the stock records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days or a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 4. Quorum and Manner of Acting. Except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders, if the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote at the particular meeting are present in person or by proxy, a quorum for the transaction of business shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting power of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

SECTION 5. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by such stockholder and registered in such stockholder’s name on the stock record of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 6 of Article VII of these By-laws as the record date for the determination of stockholders who will be entitled to vote at such meeting; or

(b) if no record date has been so fixed, at the close of business on the day next preceding the day on which notice is given or, if notice of the meeting is waived, at the close of business on the day next preceding the day on which the meeting will be held.

Except as otherwise provided in the Certificate of Incorporation (including any Certificate of Designation), at all meetings of the stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other matters presented to the stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon, unless a different or minimum vote is required by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall instead be the applicable vote on the matter. Voting at meetings of stockholders need not be by written ballot.

SECTION 6. Written Consent of Stockholders in Lieu of Meeting Not Permitted. Any action required to be taken or any other action which may be taken by the stockholders must be taken at a duly called annual or special meeting of stockholders, and may not be taken by a consent in writing by such holders.

SECTION 7. Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7.

(2) For any nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at its principal executive office not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting will in no event commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal to be presented (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the number and class or series of all shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (a) of this Section 7 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding the second sentence of paragraph (a)(2) of this Section 7, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 7 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as has been brought before the meeting pursuant to the Corporation’s notice of meeting may be conducted at a special meeting of stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors will be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 7 is delivered to the Secretary at the principal executive offices of the Corporation no earlier than the close of business on the 120th day prior to such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of an adjournment or postponement of a special meeting will in no event commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons as are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business may be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 7) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 7, to declare that such nomination will be disregarded or that such proposed business will not be transacted. Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 7, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 7 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

SECTION 8. Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman so determines, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 2. Number. The number of directors which shall constitute the entire Board shall be seven (7) initially and, except as otherwise provided in the Certificate of Incorporation (including any Certificate of Designation), thereafter the number shall be fixed from time to time by resolution of the Board.

SECTION 3. Meetings.

(A) Annual Meeting. The annual meeting of the Board, for the purpose of organization, the election of officers and the transaction of other business, shall be held as promptly as practicable after each annual meeting of stockholders or the special meeting in lieu thereof.

(B) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held at such time and place, within or without the State of Delaware, as the Board or such committee shall from time to time determine.

(C) Special Meetings. Special meetings of the Board may be called by order of the Chief Executive Officer or by a majority of the directors then in office.

(D) Notice of Meetings. No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary shall give prior notice to each director of the time and place of each special meeting of the Board. Such notice shall be given to each director at least twenty-four hours before the special meeting. Notice to directors may be given by telephone or other means of electronic transmission. A waiver of notice given by the director or directors entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 3(D). No notice to or waiver by any director with respect to any special meeting shall be required if such director is present at such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(E) Quorum and Manner of Acting.

(a) At all meetings of the Board at which a quorum is present, each director present shall have one vote on any matter presented.

(b) Except as otherwise expressly required by the Certificate of Incorporation, these By-laws or by law, a majority of the directors then in office (although not less than one-third of the entire Board) or a majority of the members of any committee, as applicable, must be present in person at any meeting of the Board or any committee thereof, as applicable, in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee, as applicable. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting either finally or from time to time to another time and place until a quorum is present thereat.

(F) Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings or by electronic transmission and such writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

(G) Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 4. Compensation. Each director, in consideration of serving as such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of any committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 5. [Intentionally omitted.]

SECTION 6. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. Except as the Board may otherwise determine, any such committee may, by majority vote of the members of the entire committee, make rules for the conduct of its business. The Board shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

ARTICLE IV

Officers

SECTION 1. Election and Appointment and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, such number, if any, of Vice Presidents (including any Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Chief Financial Officer. Each such officer shall be elected by the Board at its annual meeting and hold office for such term as may be prescribed by the Board. Two or more offices may be held by the same person. The Chief Executive Officer may, but need not, be chosen from among the Directors.

The Board may elect or appoint (and may authorize the Chief Executive Officer to appoint) such other officers (including one or more Assistant Secretaries and Assistant Financial Officers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the Chief Executive Officer may from time to time prescribe.

If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer’s successor is elected or appointed and qualified or until such officer’s earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2. Duties and Functions.

(A) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general direction and supervision over the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board and these By-laws, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall, if present, preside at all meetings of stockholders and, if also a director, of the Board and shall also perform such other duties and have such other powers as are prescribed by these By-laws or as may be from time to time prescribed by the Board.

(B) President. The President shall have such powers and duties as are prescribed by the Board.

(B) Vice Presidents. Each Vice President shall have such powers and duties as are prescribed by the Board.

(C) Secretary. The Secretary shall attend and keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. The Secretary shall give or cause to be given due notice of all meetings accordance with these By-laws and as required by law. The Secretary shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties and shall transmit to the appropriate officers copies of all contracts and resolutions approved by the Board. The Secretary shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except financial and accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board or by the Chief Executive Officer. The Secretary shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned by the Board or the Chief Executive Officer. The Secretary may be assisted by one or more Assistant Secretaries, who shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

(D) Chief Financial Officer. The Chief Financial Officer shall have charge and custody of the corporate funds and other valuable effects, including securities. The Chief Financial Officer shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made. The Chief Financial Officer shall perform all duties and have all powers incident to the office of Chief Financial Officer and shall perform such other duties as shall be assigned by the Board or the Chief Executive Officer. The Chief Financial Officer may be assisted by one or more Assistant Financial Officers, who shall, in the absence or disability of the Chief Financial Officer, perform the duties or exercise the powers of the Chief Financial Officer.

SECTION 4. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if not specified therein, when received.

Any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who made such appointment, but such removal shall be without prejudice to the contractual rights of such officer agent or employee, if any, with the Corporation.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

ARTICLE V

Waiver of Notices; Place of Meetings

SECTION 1. Waiver of Notices. A waiver of notice given by the person entitled to such notice, or by attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

SECTION 2. Place of Meetings. Any meeting of the stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.

ARTICLE VI

Execution and Delivery of Documents:

Deposits; Proxies; Books and Records

SECTION 1. Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer or any other officer, employee or agent of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer or any officer of the Corporation designated by the Board shall have the authority from time to time to appoint and instruct an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other entity, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as the Chief Executive Officer or such officer may deem necessary or proper in order that the Corporation may exercise such powers and rights.

SECTION 4. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VII

Certificates; Stock Record; Transfer and

Registration; New Certificates; Record Date; etc.

SECTION 1. Certificates for Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every owner of stock of the Corporation represented by certificates shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates or uncertificated shares shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article.

SECTION 2. Stock Record. A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock of the Corporation; the number of shares represented by each stock certificate or the number of uncertificated shares; the date of any such stock certificate or the date of issuance of any such uncertificated share; and, in the case of cancellation, the date of cancellation of any such stock certificate or uncertificated share.

SECTION 3. Transfer and Registration of Stock. Registration of transfers of shares of the Corporation represented by a stock certificate shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed, with any necessary transfer stamps affixed and with such proof of authenticity of signatures and such proof of authority to make the transfer as may be required by the Corporation or its transfer agent. Registration of transfers of uncertificated shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon receipt by the Corporation or its transfer agent of proper transfer instructions as may be required by the Corporation or its transfer agent.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board may direct a new share certificate or certificates or uncertificated shares to be issued by the Corporation for any certificate or certificates alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum and in such form as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

SECTION 5. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or applicable law, concerning the issue, transfer and registration of certificates for stock or uncertificated shares of the Corporation.

SECTION 6. Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date does not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date is not, unless otherwise required by law, more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholder entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date does not precede the date upon which the resolution fixing the record date is adopted, and which record date is not more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VIII

Seal

The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

ARTICLE IX

Indemnification

SECTION 1. Right to Indemnification in Third Party Proceedings. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director or executive officer (as hereinafter defined), or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an “executive officer” of the Corporation shall be any officer designated as such by the Board.

SECTION 2. Right to Indemnification in Proceedings By or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer (as defined in Section 1 of this Article) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

SECTION 3. Determination of Right of Indemnification. Any indemnification of a director or executive officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be made, with respect to a person who is a director or executive officer of the Corporation at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this Article IX, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

SECTION 5. Advances of Expenses. Expenses incurred by a director or executive officer in any action, suit or proceeding shall, to the full extent legally permissible, be paid by the Corporation in advance of the final disposition thereof, if such person undertakes to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

SECTION 6. Right to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Sections 1, 2, or 4 of this Article IX shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified (following the final disposition of such action, suit or proceeding), unless a determination is reasonably and promptly made such person did not meet the standard of conduct set forth in such Sections. Payment of any claim for advancement of expenses under Section 5 of this Article IX shall be made promptly, and in any event within thirty days, upon the receipt by the Corporation of a statement or statements requesting such amounts to be advanced. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Corporation denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. Other Right and Remedies; Continuation of Rights. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article IX shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article IX and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All rights to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article IX shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys’ fees, costs, and expenses in connection with the successful enforcement of such person’s rights under this Article IX.

SECTION 8. Other Indemnities. The Board may authorize indemnification and advancement of expenses to the Corporation’s officers who are not executive officers, employees and agents which may be in the same manner and to the same extent provided above.

SECTION 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

SECTION 10. Constituent Corporations. For the purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. Savings Clause. If this Article IX or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each director and executive officer, and those employees and agents of the Corporation granted indemnification pursuant to Section 8 hereof, to the fullest extent permitted by any applicable portion of this Article IX that has not been invalidated or by any other applicable law.

SECTION 12. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

ARTICLE X

Dividends

Subject to the applicable provision of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE XII

Amendments

These By-laws may be amended, altered or repealed either by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, or by the Board.

ARTICLE XIII

Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.